EXHIBIT 3.1.23

CERTIFICATE OF MERGER

MERGING

WEST DIRECT, INC.

INTO

WD ACQUISITION CORP.

Pursuant to Sections 251 and 103 of the

Delaware General Corporation Law

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as of April 1, 2003,

DOES HEREBY CERTIFY:

FIRST: That file name and state of incorporation of each of the constituent corporations in the merger is as follows:

Name	State of Incorporation
West Direct, Inc.	Delaware

WD Acquisition Corp.	Delaware

SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of subsection (c) of Section 251 of the General Corporation Law of the State of Delaware.

THIRD: That WD Acquisition Corp. shall be the surviving corporation in the merger, and that the surviving corporation shall then be renamed “West Direct, Inc.”

FOURTH: The certificate of incorporation of the surviving corporation shall be its certificate of incorporation except that Article 1. shall be amended to read as as follows: The name of the corporation is West Direct, Inc.

FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 11808 Miracle Hills Drive, Omaha, Nebraska 68154.

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 04:30 PM 04/01/2003

030219890 – 3638700

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

WD Acquisition Corp.

By:	/s/ Todd B. Strubbe
Name:	Todd B. Strubbe
Title:	President and Chief Executive Officer

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 01:30 PM 03/25/2003

030197838 – 3638700

CERTIFICATE OF CORPORATION

OF

WD ACQUISITION CORP.

ARTICLE I. NAME OF CORPORATION

The Name of this corporation is WD ACQUISITION CORP. (“Corporation”).

ARTICLE II. NAME AND ADDRESS OF INCORPORATOR

The name and mailing address of the incorporator of this corporation is:

Susan A. Hoshing

Willkie Farr & Gallagher

787 Seventh Avenue

New York, NY 10019

ARTICLE III. REGISTERED OFFICE; REGISTERED AGENT

The address of this Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE IV. PURPOSE

The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE V. CAPITAL STOCK

The total number of shares of stock which this Corporation shall have authority to issue is One Hundred Thousand (100,000). All such shares are to be designated as Common Stock, par value $0.1 per share, and are to be one of a class.

ARTICLE VI. BOARD OF DIRECTORS

Section 6.01 General.

The business and affairs of this Corporation shall be managed by, or under the direction of, a Board of Directors comprised as set forth in this Article VI.

Section 6.02 Number of Directors.

The number of directors of this Corporation shall be as specified in the by-laws or fixed in the manner provided therein.

Section 6.03 Term of Office

A director shall hold office until the annual meeting of stockholders next following his election and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Section 6.04 Election of Directors.

Election of directors need not be by written ballot except and to the extent and to the extent provided in the by-laws of this Corporation.

Section 6.05 Removal of Directors.

At any meeting of stockholders with respect to which notice of such purpose has been given, the entire Board of Directors or any individual director may be removed, with or without cause, by the affirmative vote of the holders of a majority of all outstanding shares entitled to be voted at an election of directors.

Section 6.06 Vacancies.

Any vacancy on the Board of Directors that results from an increase in the number of directors or from the prior death, resignation, retirement, disqualification or removal from office or a director shall be filled by a majority of the Board of Directors then in office, though less than a quorum, or by the sole remaining director, or by the stockholders of this Corporation if the Board of Directors has not filled the vacancy. Any director elected to fill a vacancy resulting from the prior death, resignation, retirement, disqualification or removal from office of a director shall have the same remaining term as that of his or her predecessor.

Section 6.07 Severability.

The invalidity or unenforceability of this Article VI or any portion hereof, or of any action taken pursuant to this Article VI, shall not affect the validity or enforceability of any other provision of this Certificate of Incorporation, any action taken pursuant to such other provision, or any action taken pursuant to this Article VI.

ARTICLE VII. BY-LAWS

The Board of Directors, by vote of a majority of the whole Board, shall have the power to adopt, amend or repeal the by-laws of this Corporation, but any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

ARTICLE VIII. MEETINGS OF STOCKHOLDERS; BOOKS OF CORPORATION

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of this Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or the by-laws of this Corporation.

ARTICLE IX. LIABILITY OF DIRECTORS

A director of this Corporation shall not be personally liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of this Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE X. COMPROMISE

Whenever a compromise or management is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction with the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE XI. RESERVATION OF RIGHTS

The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time may be added or inserted, in whatsoever nature conferred upon stockholders or directors by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article XI.

IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated herein are true on this 25 day of March 2003.

/s/ Susan A. HoShing
Name:	Susan A. HoShing
Title:	Sole Incorporator